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                                                      [CONECTIV LOGO]
Exhibit 99(a)



                        CONECTIV ANNOUNCES STOCK BUYBACK

For Immediate Release:  July 31, 1998
Contact Bob Marshall, Investor Relations
            302-429-3114


      The Board of Directors of Conectiv (Ticker:CIV) on July 30, 1998 authorized the purchase, from time to time, of up to $60 million of the Company's Common Stock on the open market.

      Howard E. Cosgrove, Chairman and CEO of Conectiv, stated "It is in the best interests of shareholders for management to have the flexibility to purchase shares. The purchases would be based upon market conditions and overall capital requirements, and reflects our confidence in Conectiv's growth strategy."

      The repurchase program does not include specific share price targets or timetables. At July 30, 1998 Conectiv had 101,062,179 shares of its Common Stock outstanding.

      Conectiv was created through the merger of Delmarva Power & Light Company and Atlantic Energy, Inc. on March 1, 1998. The Conectiv family of companies includes Delmarva, Atlantic City Electric Company, Conectiv Communications (telecommunications), Conectiv Services (HVAC services), Conectiv Energy (retail electricity and gas), Conectiv Solutions (energy services) and Conectiv Thermal (district heating/cooling).



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